Exhibit 10.3

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (“Amendment”), is made and dated for reference purposes only as of May 13, 2008, between GLL US OFFICE, L.P., a Delaware limited partnership (“Landlord”), and MSC.SOFTWARE CORPORATION, a Delaware corporation (“Tenant”), with reference to the following facts:

A. Landlord (as successor-in-interest to Imperial Promenade Associates, LLC, a Delaware limited liability company) and Tenant are the current parties to that certain Office Lease dated June 28, 1999, as amended by (i) that certain First Amendment to Lease dated August 11, 2000, (ii) that certain Second Amendment to Lease dated January 19, 2001, and (iii) that certain Third Amendment to Lease dated March 13, 2001 (collectively, the “Lease”), for premises commonly known as Suites 100, 200, 300, 400, 500, 600, 700, 800 and 900 (the “Premises”), situated in the building located at 2 MacArthur Place, Santa Ana, California (the “Building”). Unless otherwise indicated in this Amendment, the defined terms used herein have the same definitions as the defined terms used in the Lease.

B. Tenant has entered into a government contract (the “Government Contract”) that requires Tenant to have a secure space in the Premises that may only be accessed by Tenant. Accordingly, Tenant has requested that the Lease be amended to designate a portion of the Premises as secure space to which only Tenant shall have access. Subject to the terms and conditions set forth in this Amendment, Landlord has agreed to amend the Lease so as to accommodate Tenant’s request.

THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Secure Space.

(a) Landlord and Tenant acknowledge and agree that during the term of the Lease, that portion of the Premises commonly known as Suite 336 of the Building and labeled as “Recording Studio” on the space plan attached hereto as Exhibit “A” (the “Secure Space”), shall be designated as a secure space which Tenant shall have the right to restrict and limit access to itself, except as otherwise expressly provided herein and subject to the terms and conditions set forth below.

(b) Tenant shall have the right, subject to the terms and conditions of this Amendment and at Tenant’s sole cost and expense, to install a private access controlled security system for the Secure Space, provided that such security system shall not unreasonably interfere with any systems operated in the Building by Landlord or other tenants. Tenant shall obtain Landlord’s written approval of Tenant’s security system prior to the installation of such security system. Landlord shall not be entitled to access codes or access cards or keys to the Secure Space; however, Landlord shall be permitted to forcibly enter the Secure Space by any means deemed reasonably necessary by Landlord, and without prior notice to Tenant, in the event of an emergency, and any such entry shall not be deemed a breach of this Lease or of Tenant’s right to quiet enjoyment of the Premises. Tenant further waives any and all claims against Landlord with respect to interference by Landlord with Tenant’s business operations at the Premises, or that Landlord has committed an unlawful detainer or other violation of Tenant’s rights in and to the Premises or the Secure Space, by virtue of Landlord’s exercise of its rights under this Subsection 1(b).

(c) Tenant acknowledges, agrees and understands that there is currently located in the Secure Space fire prevention installations which need to be accessed from time to time by the Santa Ana Fire Department and/or other governmental authorities (collectively, the “Governmental Authorities”). Tenant therefore further agrees that (i) Tenant shall make such facilities available to the Governmental Authorities at any and all times upon request of the Governmental Authorities, (ii) Tenant shall leave a key to the Secure Space in the Knox box (i.e., a safe that holds keys for firefighters to retrieve in emergencies) located on the outside of the Building, or provide access codes or access cards, (iii) with respect to the key to the Secure Space left in the Knox box or if Tenant elects to otherwise provide to the Governmental Authorities access codes, access cards or keys to the Secure Space, then neither Landlord nor the Governmental Authorities shall be liable for any claims, losses, liabilities or damages arising out of entry into the Secure Space using such access codes, access cards or keys, and (iv) the Governmental Authorities shall be permitted to use the key from the Knox box to enter the Secure Space or to otherwise forcibly enter the Secure Space by any means deemed reasonably necessary by the Governmental Authorities, and without prior notice to Tenant, in the event that the Governmental Authorities require access to its facilities within the Secure Space and Tenant does not otherwise provide a means of access to the Governmental Authorities to the Secure Space, and any such entry shall not be deemed to be a breach of this Lease or of Tenant’s right to quiet enjoyment of the Premises. Tenant further waives any and all claims against Landlord and the Governmental Authorities with respect to interference with Tenant’s business operations at the Premises, or that Landlord has allowed an unlawful detainer or other violation of Tenant’s rights in and to the Premises or the Secure Space, by virtue of the Governmental Authorities’ exercise of its rights under this Subsection 1(c).

(d) None of Landlord or its agents, employees, contractors, officers, partners, members, stockholders, employees, agents, investment manager, investment manager’s trustees, beneficiaries (each, a “Landlord Entity”, and collectively, the “Landlord Entities”) shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause related in any way whatsoever to the Secure Space (including, without limitation, Tenant’s exclusive access to the Secure Space or an alleged breach of Tenant’s Government Contract). Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorneys’ fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be related in any way whatsoever to the Secure Space (including, without limitation, Tenant’s exclusive access to the Secure Space) or caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant to meet any standards imposed by any duty with respect to such injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Secure Space or from transactions of the Tenant concerning the Secure Space; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Secure Space or its occupancy; or (d) any breach or default on the part of

Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Amendment. The foregoing indemnity shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment. In case any action or proceeding be brought against Landlord by reason of any of the foregoing matters, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall reasonably cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. The provisions of this subsection 1(d) shall survive the termination of the Lease.

(e) Notwithstanding anything to the contrary contained herein, the rights granted to Tenant pursuant to this Section 1 shall terminate upon the earlier to occur of (i) the expiration or termination of the Government Contract, or (ii) the expiration or earlier termination of the Lease, as amended. Upon the occurrence of either event, Tenant shall immediately arrange for Landlord to have full and complete access to the Secure Space, including without limitation, removing any private access controlled security system installed by Tenant and repairing all damage arising from such installation and removal, and/or, at Landlord’s election, leaving such security system in place and providing to Landlord all access codes, access cards, and keys necessary for Landlord to have access to the Secure Space.

2. No Other Amendments. The Lease referred to hereinabove and this Amendment constitute the entire agreement by and between Landlord and Tenant and supersede any other agreement or representation, written or oral, that either party may hereinafter assert or allege to exist, and the Lease remains in full force, except as amended by this Amendment, and is hereby ratified and reaffirmed.

3. Conflicts. If any conflict between this Amendment and the Lease should arise, the terms of this Amendment shall control.

4. Successor and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute a single instrument.

The parties have executed this Amendment as of the date first above written.

LANDLORD:			TENANT:

GLL US OFFICE, L.P., a Delaware limited partnership			MSC.SOFTWARE CORPORATION, a Delaware corporation

By:	GLL US Office Corp., a Delaware corporation, Its Managing Member		By:	/s/ Harold E. Mattson
			Name:	Harold E. Mattson
			Title:	Vice President, Business Management
	By:	/s/ James H. Cunningham, Jr.
	Name:	James H. Cunningham, Jr.
	Title:	Vice President

EXHIBIT “A”

Space Plan

EXHIBIT “A”